WAIVER & MODIFICATION NO. 4 TO
LOAN AND SECURITY AGREEMENT

This Waiver and Modification No. 4 to Loan and Security Agreement (this “Modification”) is entered into as of December 28, 2017 (the “Modification Effective Date”), by and between Partners for Growth IV, L.P., a Delaware limited partnership with its principal place of business at 1660 Tiburon Blvd., Suite D, Tiburon, California 94920 (“PFG”) and Sonic Foundry, Inc., a Maryland corporation with its principal place of business at 222 W. Washington Avenue, Madison, WI 53703 (“Borrower”). This Modification amends that certain Loan and Security Agreement between PFG and Borrowers dated as of May 14, 2015 (as amended by that certain Modification No. 1 to Loan and Security Agreement dated September 30, 2015 (the “First Modification”), as amended by that certain Modification No. 2 to Loan and Security Agreement dated as of February 3, 2017 (the “Second Modification”), as amended by that certain Modification No. 3 dated as of May 10, 2017 (the “Third Modification” and, together with the First Modification and the Second Modification, the “Prior Modifications”) and such Loan and Security Agreement, as amended, the “Loan Agreement”). The Loan Agreement is modified herein for the purposes of adjusting the financial covenants set forth in Section 5 of the Schedule.

NOW THEREFORE, the parties hereby agree as follows:

1.    DESCRIPTION OF EXISTING INDEBTEDNESS: As of the Modification Effective Date, Borrower is indebted to PFG for the Obligations pursuant to the Existing Loan Documents (as defined below) in the aggregate principal amount $250,000 (under Tranche 1) and $86,206.88 (under Tranche 2), all of which is outstanding and unpaid. Defined terms used but not otherwise defined herein shall have the same meanings set forth in the Loan Agreement.

2.    DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral, as described in the Loan Agreement, in that certain Intellectual Property Security Agreement and related Collateral Agreements and Notices of even date with the Loan Agreement (the “IP Agreement”) and the other Loan Documents entered into on the dates of the Loan Agreement and the Loan Agreement. The above-described security documents, together with all other documents securing and/or perfecting security interests in the repayment of the Obligations, shall be referred to herein as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations are referred to as the “Existing Loan Documents”.

3.    DESCRIPTION OF CHANGES IN TERMS. As from the Modification Effective Date:

3.1    Amendment of Section 5 of Schedule. Section 5 of the Schedule shall be amended by replacing in its entirety the financial covenant set forth in clause (b) with the clause (b) quoted below and by adding a new clause (e) as quoted below:

“ (b) Minimum EBITDA:
Borrower shall achieve (i) EBITDA (negative EBITDA) plus (ii) the net change in Deferred Revenue during each measurement period, of at least (x) for the quarterly period ending December 31, 2017, measured on a trailing three (3) month basis, no worse than negative One Million Nine Hundred Thousand Dollars (-$1,900,000.00); (y) for the quarterly period ending March 31, 2018, measured on a trailing three (3) month basis, no less than Zero Dollars ($0.00); and (z) for the quarterly period ending June 30, 2018, and each quarterly period ending thereafter, in each case measured on a trailing six (6) month basis, no less than Zero Dollars ($0.00).”

“ (e) Equity Event 2017:
(i) On or before September 30, 2017, Borrower shall have received net proceeds of not less than Seven Hundred Fifty Thousand Dollars ($750,000) from the issuance and sale of additional equity (which can be in the form of convertible indebtedness) or Subordinated Debt (subject to a Subordination Agreement in form and substance acceptable to PFG, in PFG’s reasonable discretion) of Borrower, to be issued to investors of similar character and quality as the investors in Borrower as of the Effective Date.”

3.2    Update to Compliance Certificate. The Compliance Certificate is amended and superseded in the form appended to this Modification as Exhibit I.

4.    Borrowers’ Representations And Warranties. Borrower represents and warrants that:
(a)immediately upon giving effect to this Modification (i) the representations and warranties contained in the Existing Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent qualified in the updated Representations deliverable to PFG on or before the Modification Effective Date), and (ii) no Event of Default has occurred and is continuing;

(b)Borrower has the corporate power and authority to execute and deliver this Modification and to perform its obligations under the Existing Loan Documents, as amended by this Modification;

(c)the certificate of incorporation, bylaws and other organizational documents of Borrower delivered to PFG remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d)the execution and delivery by Borrower of this Modification and the performance by Borrower of its obligations under the Existing Loan Documents, as amended by this Modification, have been duly authorized by all necessary corporate action on the part of Borrower;

(e)this Modification has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with the terms of this Modification, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights;

(f)as of the date hereof, Borrower has no defenses against its obligation to repay the Obligations and it has no claims of any kind against PFG. Borrower acknowledges that PFG has acted in good faith and has conducted in a commercially reasonable manner its relationship with such Borrower in connection with this Modification and in connection with the Existing Loan Documents;

(g)the Security Documents relating to Intellectual Property either disclose an accurate, complete and current listing of all Collateral that consists of Intellectual Property; and

(h)Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Representations dated as the Modification Effective Date, appended as Exhibit B hereto, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to PFG therein remain true, correct, accurate and complete as of the Modification Effective Date.

Borrower understands and acknowledges that PFG is entering into this Modification in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.
5.    CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, PFG is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Modification, the terms of the Existing Loan Documents remain unchanged and in full force and effect. PFG's agreement to modifications to the existing Obligations in no way shall obligate PFG to make any future consents, waivers or modifications to the Obligations. Nothing in this Modification shall constitute a satisfaction of the Obligations or a waiver of any default under the Existing Loan Documents. It is the intention of PFG and Borrower to retain as liable parties all makers and endorsers, if any, of the Existing Loan Documents, unless the party is expressly released by PFG in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Modification. The terms of this paragraph apply not only to this Modification, but also to all subsequent loan modification agreements.

6.     CONDITIONS. The effectiveness of this Modification is conditioned upon each of:

6.1    Execution and Delivery. Borrower and Guarantor shall have duly executed and delivered a counterpart of this Modification to PFG.
6.2    Constitutional and Authority Documents. Borrower shall have delivered to PFG, certified by a duly authorized officer of Borrower, to be true and complete as of the date hereof: (i) the governing documents of Borrower as in effect on the date hereof, (ii) resolutions of Borrower’s Board authorizing the execution and delivery of this Modification, the other documents executed in connection herewith and Borrower’s performance of all of the transactions contemplated hereby, and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized on behalf of Borrower.
6.3    Modification Fee. Borrower shall have paid PFG a fee in consideration of PFG’s waiver and modification of the Loan Agreement in the amount of $5,000, due promptly upon invoice.
6.4    Lender Expenses. Promptly upon invoice, Borrower shall have paid all Lender Expenses invoiced by PFG in connection with this Modification.

6.5    Updated Representations. Within five (5) Business Days from the Modification Effective Date, if required in order for the Representations to remain true, correct, accurate and complete to the extent required in the Loan Agreement as of the Modification Effective Date, Borrower shall have executed and delivered an updated version of the Representations, together with a version marked to show changes from the Representations last delivered to PFG.
The failure of any of the conditions set forth in this Section 6 shall constitute an immediate Event of Default.
7.    CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
8.    RATIFICATIION OF EXISTING LOAN DOCUMENTS; FURTHER ASSURANCES. Borrower (a) acknowledges and agrees that (i) each of the Existing Loan Documents remains in full force and effect in accordance with the original terms, except as expressly modified hereby, (ii) the Liens granted by the Borrower to PFG under the Existing Loan Documents shall remain in place, unimpaired by the transactions contemplated by this Agreement, and PFG’s priority with respect thereto shall not be affected hereby or thereby, and (iii) the Loan Agreement and the other Existing Loan Documents shall continue to secure all Obligations as stated therein except as expressly amended and modified by this Modification; (b) Borrower ratifies, reaffirms, restates and incorporates by reference all of its representations, warranties, covenants, and agreements made under the Existing Loan Documents; (c) Borrower hereby ratifies, confirms, and reaffirms that the Obligations include, without limitation, the Loans, and any future modifications, amendments, substitutions or renewals thereof; (d) Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against PFG or any past, present or future agent, attorney, legal representative, predecessor-in-interest, affiliate, successor, assign, employee, director or officer of PFG, directly or indirectly, arising out of, based upon, or in any manner connected with, any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, or began prior to the execution of this Agreement and accrued, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of the terms or conditions of the Existing Loan Documents, or which directly or indirectly relate to or arise out of or in any manner are connected with any of the Existing Loan Documents; (e) Borrower and PFG confirm that neither party has heretofore waived or modified, and has not agreed to waive or modify, any term of the Existing Loan Documents, and any actions that Borrower takes or fails to take (including the expenditure of any funds) is voluntary, informed and taken at its own risk; and (g) Borrower shall, from and after the execution of this Agreement, execute and deliver to PFG whatever additional documents, instruments, and agreements that PFG may reasonably require in order to perfect the Collateral granted in the Loan Agreement more securely in PFG and to otherwise give effect to the terms and conditions of this Modification. Nothing in this Modification shall constitute a satisfaction of the Obligations or a waiver of any default under the Existing Loan Documents, except of the Specified Defaults to the extent waived herein. It is the intention of PFG and Borrower to retain as liable parties all makers and endorsers, if any, of the Existing Loan Documents, unless the party is expressly released by PFG in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Modification. The terms of this paragraph apply not only to this Modification, but also to all subsequent loan modification agreements.
9.    INTEGRATION; CONSTRUCTION. This Modification, the Prior Modifications (to the extent not superseded by this Modification), the Loan Agreement and the Existing Loan Documents (as modified) and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Modification; provided, however, that any financing statements or other agreements or instruments filed by PFG with respect to Borrower shall remain in full force and effect. The Existing Loan Documents are hereby amended wherever necessary to reflect the modifications set forth in this Modification. The quotation marks around modified clauses set forth herein and any differing font styles in which such clauses are presented herein are for ease of reading only and shall be ignored for purposes of construing and interpreting this Modification. This Modification is subject to the General Provisions of Section 8 of the Loan Agreement, each of which are incorporated herein as if set forth in this Modification.

10.    ADVICE OF COUNSEL. PFG and Borrower have prepared this Modification and all documents, instruments, and agreements incidental hereto with the aid and assistance of their respective counsel. Accordingly, all of them shall be deemed to have been drafted by PFG and Borrower and shall not be construed against the PFG or Borrower.

11.    ILLEGALITY OR UNENFORCEABILITY. Any determination that any provision or application of this Modification or the Loan Agreement is invalid, illegal, or unenforceable in any respect, or in any instance, shall not affect the validity, legality, or enforceability of any such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

12.    GOVERNING LAW; VENUE. THIS MODIFICATION SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and PFG submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California, in connection with any proceeding or dispute arising in connection herewith.

[Signature Page Follows]

This Modification No. 4 to Loan and Security Agreement is executed as of the date first written above.

Borrower: SONIC FOUNDRY, INC. By/s/Ken Minor Name: Ken Minor Title: Chief Financial Officer	PFG: PARTNERS FOR GROWTH IV, L.P. By/s/Andrew Kahn Name: Andrew Kahn Title: Manager, Partners for Growth IV, LLC, its General Partner